UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): July 3, 2008 (July 1, 2008)

CHINA INFORMATION SECURITY TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53147	98-0575209
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

21st Floor, Everbright Bank Building,
Zhuzilin, Futian District,
Shenzhen, Guangdong, 518040
People's Republic of China
(Address of Principal Executive Offices)

(+86) 755 -8370-8333
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.     OTHER EVENTS.

On July 1, 2008, Mr. Jiang Huai Lin ("Mr. Lin"), the Chairman and Chief Executive Officer of China Information Security Technology, Inc., a Nevada corporation (the "Company"), entered into an equity transfer agreement (the "Equity Transfer Agreement") with Mr. Jin Zhu Cai ("Mr. Cai"), the owner of a 24% minority interest in iASPEC Software Co. Ltd. ("iASPEC"), the Company’s variable interest entity (the "Minority Interest"), pursuant to which, Mr. Lin agreed to purchase the Minority Interest from Mr. Cai, for a total consideration of RMB60 million (approximately $8.72 million) (the "Purchase Price"). The Purchase Price is payable in 1,527,855 shares of restricted common stock of CIST owned by Mr. Lin, valued at $5.708 per share (based on a 5-day average of the Company’s share price during the week of June 23, 2008). Mr. Lin is obligated to pay the Purchase Price on or before July 15, 2008.

As a condition to the closing of the Equity Transfer Agreement, the parties obtained the consent of the Board of Directors of Information Security Technology (China) Co. Ltd ("IST"), the Company’s Chinese operating subsidiary, in accordance with the terms and conditions of that certain Management Services Agreement (the "MSA"), dated as of July 1, 2007, by and among the Company, IST, iASPEC and Messrs. Lin and Cai. Upon completion of the transaction contemplated by the Equity Transfer Agreement, Mr. Lin will hold 100% of the equity interests of iASPEC.

This brief description of the MSA does not purport to be complete and is qualified in its entirety by reference: to the full text of the MSA, which is filed as Exhibit 10.1 to the Current Report on Form 8-K, filed by the Company on August 6, 2007 and incorporated herein; and to the full text of the Equity Transfer Agreement attached to this report as Exhibit 10.2.

ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS.

(d)     Exhibits

Exhibit	Description

10.1

Management Service Agreement, dated as of August 1, 2007, among Information Security Technology (China) Co. Ltd. (formerly, Public Security Technology (PRC) Co., Ltd.), iASPEC Software Co. Ltd. (formerly, Shenzhen iASPEC Software Engineering Company Limited), Jiang Huai Lin and Jin Zhu Cai (incorporated by reference to the Current Report on Form 8-K filed by the Company on August 6, 2007).

10.2 *	Equity Transfer Agreement, dated July 1, 2008, by and between Jiang Huai Lin and Jin Zhu Cai.

* Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA INFORMATION SECURITY TECHNOLOGY, INC.

By: /s/ Jiang Huai Lin
Jiang Huai Lin
Dated: July 3, 2008	Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

10.1

Management Service Agreement, dated as of August 1, 2007, among Information Security Technology (China) Co. Ltd. (formerly, Public Security Technology (PRC) Co., Ltd.), iASPEC Software Co. Ltd. (formerly, Shenzhen iASPEC Software Engineering Company Limited), Jiang Huai Lin and Jin Zhu Cai (incorporated by reference to the Current Report on Form 8-K filed by the Company on August 6, 2007).

10.2 *	Equity Transfer Agreement, dated July 1, 2008, by and between Jiang Huai Lin and Jin Zhu Cai.

* Filed herewith